Exhibit 1

                                  JPMorganChase

JPMorgan Chase Bank
Office of the Secretary
270 Park Avenue, 35th floor
New York, NY 10017-2070



                                   CERTIFICATE


          I, Susan Sturges Spagnola, a Vice President, Assistant General Counsel, and Assistant Corporate Secretary of JPMorgan Chase Bank, a New York banking organization formerly known as The Chase Manhattan Bank, do hereby certify that attached hereto are true and exact copies of (1) the Restated Organization Certificate of The Chase Manhattan Bank, as filed in the office of the Superintendent of Banks of the State of New York on May 8, 1997 and (2) the Certificate of Amendment of the Organization Certificate of The Chase Manhattan Bank as filed in the office of the Superintendent of Banks of the State and certified by the Deputy Superintendent of Banks on November 9,2001, and that said Restated Organization Certificate as amended to provide, among other things, for a change in name from The Chase Manhattan Bank to JPMorgan Chase Bank, are in full force and effect on the date hereof.


          IN WITNESS WHEREOF I have hereunto set my hand and affixed the seal of JPMorgan Chase Bank this 26th day of November 2001.

                                 /s/ Susan Sturges Spagnola
                                 ----------------------------
                                 Susan Sturges Spagnola

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

Sworn to before me this 26th day of November 2001.

/s/ MARY VORDERER
-----------------
Notary Public
                           MARY VORDERER
                    Notary Public, State of New York
                           No. 02V05082185
                      Qualified in New York County
                    Commission Expires July 21, 2005


                                State of New York
                               Banking Department

          I, MANUEL KURSKY, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF THE CHASE MANHATTAN BANK Under Section 8007 of the Banking Law," dated March 25,1997, providing for the restatement, without making any amendment or change, of the text of the Organization Certificate with its previous amendments in a single certificate.













          Witness, my hand and official seal of the Banking Department at the City of New York, this 8th day of May in the Year of our Lord one thousand nine hundred and ninety-seven.




                                           /s/ Manuel Kursky
                                           ----------------------------
                                           Deputy Superintendent of Banks


                                    RESTATED

                            ORGANIZATION CERTIFICATE

                                       OF

                            THE CHASE MANHATTAN BANK

                 Under Section 8007 of the New York Banking Law


          WE, WALTER V. SHIPLEY and ANTHONY J. HORAN, being, respectively, the Chairman of the Board and the Secretary of THE CHASE MANHATTAN BANK, a New York banking organization, do hereby certify as follows:

          1. The name of the Corporation is The Chase Manhattan Bank. The Corporation was formed under the name Chemical Bank.

          2. The Organization Certificate of The Chase Manhattan Bank was filed by the Superintendent of Banks of the State of New York on November 26, 1968.

          3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein set forth in full:

          FIRST: The name by which the Corporation is to be known is THE CHASE MANHATTAN BANK.

          SECOND: The principal office of the Corporation is to be located in New York, New York.

          THIRD: The amount of authorized stock which the Corporation is hereafter to have is $1,335,000,000 and the number of shares into which such capital stock is to be divided is 125,000,000 shares consisting of 110,000,000 shares of Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, which shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance of any such Preferred Stock.

          FOURTH: The number of directors of the Corporation shall be not less than seven nor more than twenty-five.

          FIFTH: The Corporation is to exercise the powers conferred by Section 100 of the banking laws of the State of New York.

          4. This restated organization certificate was approved by a resolution adopted by the Board of Directors of the Corporation, on July 16, 1996.


          IN WITNESS WHEREOF, the undersigned have executed this restated organization certificate this 25th day of March, 1997.

                                         /s/ Walter V. Shipley
                                         ---------------------
                                         Walter V. Shipley
                                         Chairman of the Board

                                         /s/ Anthony J. Horan
                                         --------------------
                                         Anthony J. Horan
                                         Secretary






STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


          I, ANTHONY J. HORAN, being duly sworn, depose and say that I, the said ANTHONY J. HORAN, am the Secretary of THE CHASE MANHATTAN BANK, and that I have read and signed the foregoing Certificate and know the contents thereof and the statements contained therein are true.

                                         /s/ Anthony J. Horan
                                         ---------------------
                                         Anthony J. Horan
                                         Secretary



Subscribed and sworn to before me this 25th day of March 1997.


/s/ Virgina Stank
-----------------
Notary Public

Virgina Stank
Notary Public, State of New York
No. 41-4511512
Qualified in Queens County
Certificate Filed in New York County
Commission Expires Nov. 30, 1997
















                                State of New York

                               Banking Department

          I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF THE CHASE MANHATTAN BANK Under
Section 8001 of the New York Banking Law" dated October 22, 2001, providing for a change in name to JPMORGAN CHASE BANK, and an increase in the amount of authorized capital stock from $1,335,000,000 consisting of 110,000,000 shares of common stock with a par value of $12 per share, and 15,000,000 shares of preferred stock with a par value of $1 per share, to $1,800,180,000 consisting of 148,765,000 shares of common stock with a par value of $12 per share, and 15,000,000 shares of preferred stock with a par value of $1 per share. The preferred stock shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance.




          Witness, my hand and official seal of the Banking Department at the City of New York, this 9th day of November in the Year of our Lord two thousand and one.

                         /s/ P. Vincent Conlon
                         ------------------------------
                         Deputy Superintendent of Banks


                            CERTIFICATE OF AMENDMENT

                                       OF

                          THE ORGANIZATION CERTIFICATE

                                       OF

                            THE CHASE MANHATTAN BANK

                 Under Section 8001 of the New York Banking Law



          WE, WILLIAM B. HARRISON, JR. and ANTHONY J. HORAN, being, respectively, the Chief Executive Officer and the Secretary of THE CHASE MANHATTAN BANK, a New York banking organization, do herby certify as follows:

          I. The name of the Corporation is The Chase Manhattan Bank.

          2. The Organization Certificate of The Chase Manhattan Bank was filed by the Superintendent of Banks of the State of New York on November 26, 1968 under the title Chemical Bank.

          3. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on February 17, 1969.

          4. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on September 8, 1977.

          5. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on January 29, 1981.

          6. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on September 14, 1982.

          7. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on March 13, 1985.

          8. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on June 4, 1992.

          9. A Certificate of Amendment of the Organization Certificate providing for a change of name from Chemical Bank to The Chase Manhattan Bank and an increase in capital effective July 13, 1996 was filed by the Superintendent of Banks of the State of New York on July 11, 1996.

          10. A Restated Organization Certificate was approved and filed by the Superintendent of Banks of the State of New York on May 8, 1997.

          11. Article FIRST of the Organization certificate, as amended, stating that the name of the corporation is "The Chase Manhattan Bank" is hereby amended and restated to read in its entirety as follows: "FIRST: The name of the corporation is JPMORGAN CHASE BANK."

          12. Article THIRD of the Organization certificate, as amended, stating that the amount of its authorized capital stock is $1,335,000,000 and the number of shares into which such capital stock is to be divided is 125,000,000 shares consisting of 110,000,000 shares of Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, is hereby amended and restated to read in its entirety as follows:

          "THIRD: The amount of authorized stock which the Corporation is hereafter to have is $1,800,180,000, and the number of shares into which such capital stock is to be divided is 163,765,000 shares consisting of 148,765,000 shares of Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, which shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance of any such Preferred Stock."

          13. These amendments to the Organization Certificate were approved by the written consent of J.P. Morgan Chase & Co., the sole stockholder of the Corporation, on June 30, 2001.


          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of October 2001.


                                      /s/ William B. Harrison
                                      -----------------------
                                        William B. Harrison, Jr.
                                        Chief Executive Officer


                                      /s/ Anthony J. Horan
                                      -------------------------
                                         Anthony J. Horan
                                           Secretary












STATE OF NEW YORK,   )
                     )
COUNTY OF NEW YORK,  )



          I, ANTHONY J. HORAN, being duly sworn, depose and say that 1, the said ANTHONY J. HORAN, am the Secretary of THE CHASE MANHATTAN BANK, and that I have read and signed the foregoing Certificate and know the contents thereof and the statements therein contained are true.



                                      /s/ Anthony J. Horan
                                      ----------------------
                                        Anthony J. Horan
                                          Secretary




Subscribed and sworn to before
me this 22nd day of October 2001

/s/ Mary Vorderer
-------------------
Notary Public

MARY VORDERER
Notary Public, State of New York
No. O2VO5O82185
Qualified In New York County
Commission Expires July 21, 2005